UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2018

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.

NeoPhotonics Corporation
2911 Zanker Road
San Jose, California 95134
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +1 (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 24, 2018, NeoPhotonics Semiconductor GK (the “Japanese Subsidiary”), an indirect wholly-owned Japanese subsidiary of NeoPhotonics Corporation (the “Company”), entered into a term loan agreement (the “Loan Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd. and The Yamanashi Chou Bank, Ltd. (the “Banks”) that provides for a term loan in the aggregate principal amount of 850 million Japanese Yen (approximately $7.8 million) (the “Loan”).  The purpose of the Loan is to obtain machinery for the core parts of the manufacturing line and payments for related expenses by the Japanese Subsidiary.  The Loan will be secured by the assets owned by the Japanese Subsidiary.

The Loan is available from January 29, 2018 to January 29, 2025.  The full amount of the Loan was drawn on January 29, 2018.

Interest on the Loan is based upon the annual rate of the three months TIBOR rate (Tokyo Interbank Offered Rate) plus 1.00%.  The Loan requires quarterly interest payments, along with the principal payments, over 82 months commencing in April 2018.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Japanese Subsidiary, including, among other things, restrictions on cessation in business, management, mergers or acquisitions. The Loan Agreement contains financial covenants relating to minimum net assets and maximum ordinary loss.  The Loan Agreement also includes customary events of default, including but not limited to the nonpayment of principal or interest, violations of covenants, restraint on business, dissolution, bankruptcy, attachment, and misrepresentations. Upon an event of default, the Banks may, among other things, accelerate the Loans and foreclose on the collateral.

On January 29, 2018, the Japanese Subsidiary repaid 500 million Japanese Yen to The Bank of Tokyo-Mitsubishi UFJ, Ltd in connection with a term loan borrowed in February 2015.

The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2018	NEOPHOTONICS CORPORATION

	By:	/s/ Elizabeth Eby
Elizabeth Eby
Chief Financial Officer

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